UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2025

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

At the 2025 annual meeting of shareholders held on June 10, 2025 (the “Annual Meeting”), the shareholders of Milestone Pharmaceuticals Inc. (the “Company”) approved the Company’s 2019 Equity Incentive Plan, as amended (the “2019 EIP”), to (i) remove the evergreen provision and (ii) increase the number of ordinary shares authorized for issuance by 4,000,000 shares.

A more detailed summary of the material features of the 2019 EIP, including the terms of equity grants thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2025 (the “2025 Proxy Statement”). That summary and the foregoing description is qualified in its entirety by reference to the text of the 2019 EIP, as amended, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on five proposals, each of which is described in more detail in the 2025 Proxy Statement. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for, withheld or against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1.	Election of Directors

The Company’s shareholders elected the nominees below to the board of directors (the “Board”) each to hold office until the 2026 Annual Meeting of Shareholders, or until their successors are duly elected or appointed or until such directors’ earlier resignation or removal. The votes regarding the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Oliveto	10,273,222	3,323,283	14,911,924
Stuart M. Duty	10,410,997	3,185,508	14,911,924
Seth H.Z. Fischer	10,255,502	3,341,003	14,911,924
Lisa M. Giles	10,263,031	3,333,474	14,911,924
Joseph C. Papa	10,283,978	3,312,527	14,911,924
Andrew R. Saik	10,397,324	3,199,181	14,911,924
Michael Tomsicek	10,416,906	3,179,599	14,911,924
Robert J. Wills	10,409,676	3,186,829	14,911,924

Proposal 2.	Appointment of the Company’s Auditor

Proposal 2 was a proposal to ratify the selection by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the auditor for the Company until the close of the 2026 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration. The votes regarding the ratification of the selection of the Company’s auditor were as follows:

Votes For	Votes Against	Abstentions
28,065,542	284,067	158,820

Proposal 3.	Approval of the 2019 EIP, as Amended, to Remove the Evergreen Provision and Increase the Aggregate Number of Shares Authorized for Issuance by 4,000,000 shares

Proposal 3 was a proposal to approve the 2019 EIP, as amended, to remove the evergreen provision and increase the number of ordinary shares authorized for issuance by 4,000,000 shares. The votes regarding the 2019 EIP were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,036,707	4,738,058	821,740	14,911,924

Proposal 4.	Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

Proposal 4 was a proposal for a non-binding advisory vote on the compensation of the Company’s named executive officers. The votes regarding the non-binding advisory vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,184,325	3,613,602	798,578	14,911,924

Proposal 5.	Non-Binding Advisory Vote on the Frequency of Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

Proposal 5 was a proposal for a non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The votes regarding the non-binding advisory vote were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
12,291,479	46,507	253,968	1,004,551	14,911,924

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Milestone Pharmaceuticals Inc. 2019 Equity Incentive Plan, as Amended

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/Amit Hasija
Amit Hasija
Chief Financial Officer

Dated: June 12, 2025